UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): August 14, 2024

NATIONAL HEALTH INVESTORS INC

(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129

(Address of principal executive offices)

(615) 890-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

Underwriting Agreement

National Health Investors Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), dated as of August 14, 2024, with BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as representatives of the several underwriters listed on Schedule A thereto (in such capacities, collectively, the “Underwriters”), BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as forward sellers (in such capacities, collectively, the “Forward Sellers”), and Bank of America, N.A., JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Bank of Montreal, as forward purchasers (in such capacities, collectively, the “Forward Purchasers”), relating to the offer and sale of 2,760,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on a forward basis (including 360,000 shares of Common Stock in connection with the Underwriters’ option to purchase additional shares, which option was exercised in full)), at a price per share of Common Stock to the Underwriters of $68.40 (the “Offering”). The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (No. 333-270557) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 15, 2023. The material terms of the Offering are described in the prospectus supplement dated August 15, 2024. The Offering closed on August 16, 2024.

Under the Underwriting Agreement, the Company made certain customary representations, warranties and covenants concerning the Company and the registration statement, and the Company has also agreed to indemnify the Underwriters, the Forward Sellers and the Forward Purchasers against certain liabilities, or to contribute to payments that such parties may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Forward Sale Agreements

In connection with the Offering, on August 14, 2024, the Company entered into forward sale agreements (the “Forward Sale Agreements”) with each Forward Purchaser. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares of Common Stock on the settlement date no later than approximately twelve months after the date of the prospectus supplement. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Company may elect cash settlement or net share settlement for all or a portion of the Company’s obligations under the Forward Sale Agreements. If the Company elects to cash settle the Forward Sale Agreements, then the Company may not receive any proceeds, and the Company may be required to pay cash to the Forward Purchasers in certain circumstances. If the Company elects to net share settle the Forward Sale Agreements, then the Company will not receive any proceeds, and the Company may be required to deliver shares of Common Stock to the Forward Purchasers in certain circumstances. The Forward Sale Agreements provide for an initial forward sale price of $68.40 per share (which is the public offering price, less the underwriting discount set forth on the front cover of the prospectus supplement for the Offering), subject to certain adjustments pursuant to the terms of the Forward Sale Agreements. The Company will not initially receive any proceeds from the sale of shares of Common Stock by the Forward Sellers.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Forward Sale Agreements, which are attached hereto as Exhibits 1.2, 1.3, 1.4 and 1.5 and are incorporated by reference herein.

Use of Proceeds of Offering

At an initial forward sale price of $68.40 per share (which is the public offering price per share, less the underwriting discount per share), in the event of full physical settlement of the Forward Sale Agreements, the Company would receive net proceeds, after estimated offering expenses, of approximately $188.3 million, subject to the price adjustment and other provisions of the Forward Sale Agreements.

The Company intends to use the net proceeds that it receives upon settlement of the forward sale agreements for working capital and for general corporate purposes, including, but not limited to, the funding of acquisitions of additional properties or businesses, the repayment of short-term and long-term debt and investments in mortgages.

The amount of cash or the number of shares that the Company may receive upon settlement of the Forward Sale Agreements depends on numerous factors, including the settlement method, market interest rates and the prevailing market price of the Common Stock during the relevant period. Settlement will occur on one or more dates specified by the Company under the Forward Sale Agreements, which the Company expects to be no later than approximately twelve months from the date of the prospectus supplement, subject to acceleration by the Forward Purchasers upon the occurrence of certain events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of August 14, 2024, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as representatives of the several underwriters listed on Schedule A thereto, the Forward Sellers and the Forward Purchasers.

1.2	Forward Sale Agreement, dated August 14, 2024, by and between the Company and BofA Securities, Inc. (or its affiliate).

1.3	Forward Sale Agreement, dated August 14, 2024, by and between the Company and J.P. Morgan Securities LLC (or its affiliate).

1.4	Forward Sale Agreement, dated August 14, 2024, by and between the Company and Wells Fargo Securities, LLC (or its affiliate).

1.5	Forward Sale Agreement, dated August 14, 2024, by and between the Company and BMO Capital Markets Corp. (or its affiliate).

5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the shares of Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: August 16, 2024	By:	/s/ John L. Spaid
	Name:	John L. Spaid
	Title:	Chief Financial Officer